Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors
Global Clean Energy Holdings, Inc.

We consent to the incorporation by reference in Registration Statement on Form S-8 (Nos. 333-92446) of Global Clean Energy Holdings, Inc. of our report dated April 14, 2009, appearing in this Annual Report on Form 10-K of Global Clean Energy Holdings, Inc. for the year ended December 31, 2008.

/s/ HANSEN, BARNETT & MAXWELL. P.C.
Hansen, Barnett & Maxwell. P.C.
REGISTERED PUBLIC ACCOUNTANTS
Salt Lake City, Utah
April 14, 2009